Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is made and entered into as of April 20, 2011 by and between Red Rock Pictures Holdings, Inc., a Nevada corporation (the "Company"), and Crisnic Fund, SA, a Costa Rican investment company ("Lender" or "Crisnic"), with reference to the following facts:

A.
The Company and Lender entered into a Letter of Intent ("LOI") on August 20, 2010, whereby Lender agreed to provide funding ("Funding") for the Company's direct response television commercial (hosted by Suzanne Somers) and retail roll-out of the book currently entitled The Anti-aging Miracle by Dr. James William Forsythe M.D., H.M.D (the "Somers Project"), in exchange for a pledge of 14,380,773 shares of common stock and a profit sharing agreement.

B.
The LOI contemplated conditions consisting of 1) the issuance to Crisnic of 13,000,000 pre-split and 3,000,000 post-split shares of common stock ("Issuance"),(2) the filing of a Registration Statement on Form S-1 to register the 3,000,000 shares ("Registration Statement"),(3) the conversion of the outstanding salaries due Reno Rolle to 5,000,000 shares of common stock (the "Conversion Shares"), (4) the execution of an Indirect Primary Offering Agreement for the sale by Crisnic of shares of common stock up to $1,500,000 (the "Subsequent Funding"), and (5) a Registration Rights Agreement (the "Registration Rights Agreement").

C.
Crisnic has advanced, toward the transaction, a total of $430,000 and the Company has delivered the Issuance but has not filed the Registration Statement, has not issued the Conversion Shares, has not executed the Indirect Primary Offering Agreement for the Subsequent Funding, and has not executed the Registration Rights Agreement.

D.
On the terms and subject to the conditions of this Agreement, Crisnic shall continue to provide Funding for the Somers Project on terms and conditions to be negotiated in good faith between Company and Crisnic, provided Crisnic's past and future funding contributions are secured pursuant to the following terms and conditions. To the extent that this Agreement conflicts with former agreements by and between Company and Lender, this Agreement shall supersede any and all former agreements executed between the Company and Lender.

SECTION 1
AGREEMENT TO PURCHASE PROMISSORY NOTE

On the terms and subject to the conditions set forth in this Agreement, Crisnic hereby agrees to purchase the Promissory Note ("Note") from the Company, provided that the following conditions have been satisfied or waived by Crisnic:

1.1 The representations and warranties of the Company are true and correct in all material respects as if made on the date of the purchase of the Note;

1.2 The Company is not in breach or default of any of its representations, warranties, covenants or agreements;

1.3 There has been no material adverse change in the Business Condition of the Company;

1.4The Company is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement;

1.5 No Person, or "group" as defined in Rule 13d under the Exchange Act, other than Lender, shall beneficially own (as defined in Rule 1(d) under the Exchange Act) more than twenty percent (20%) of the Common Stock or any other class of capital stock of the Company unless Lender shall have expressly consented in writing that its obligation to purchase the Note shall not be terminated by such ownership. Notwithstanding the foregoing, if the Company has not executed a reverse merger transaction, whereby a private company acquires a substantial portion of the Company's common stock and all the then current assets of the Company are assigned to a separate and private entity within 180 days of the date first written above, the Company and Crisnic hereby agree to issue shares of the Company's common stock and/or any other class of stock to Reno Rollé ("Rolle issuance"), as conversion of the outstanding salaries due Reno Rollé, in an amount necessary for Reno Rolle to own and control 55%, after completion of the Rolle issuance, of the then current outstanding common stock or any other class of capital stock of the Company.

1.6 The Company shall not have sold all or substantially all of its assets or effected any merger or consolidation in which it is not the surviving corporation, or agreed to do the same; and

1.7 There shall not exist any Lien on all or any significant portion of the assets of the Company.

The closing of the purchase and sale of the Note shall take place at the offices of the Company on or before April 20, 2011. At the closing, the Company shall deliver a certificate as to the satisfaction of the conditions to closing and an executed copy of the Note, and Lender shall deliver the purchase price for the Note by check or wire transfer of funds.

SECTION 2
DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

2.1"Action" shall mean any lawsuit, litigation, action, demand, mediation, arbitration, investigation, suit, proceeding, arbitration or claim before any court, governmental authority or quasi judicial body (such as an arbitrator or alternative dispute resolution body or agency), whether formal or informal, civil, criminal, administrative or investigative.

2.2 "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting equity interests. Without limiting the generality of the foregoing, a Person shall be deemed an Affiliate of another Person if any securities owned by such Person would also be deemed to be beneficially owned by such other Person.

2.3 "Blackout Event" means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time.

2.4 "Business Condition" of any Person shall mean the condition (financial or other), earnings, results of operations, business, properties or prospects of such Person.

2.5 "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

2.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.7 "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other).

2.8 "Note" shall mean the Note purchased by Lender from the Company pursuant to Section 1 of this Agreement, which Note shall be in the form of Exhibit A to this Agreement, completed with the issuance date and in the principal amount selected by the Company not to exceed $650,000.

2.9 "Permitted Liens" shall mean (a) Liens for current Taxes not yet delinquent; (b) purchase money security interests in inventory and supplies purchased in the ordinary course of business representing securing obligations that are not delinquent; (c) restrictions imposed by Law and easements and restrictions which are neither individually nor in the aggregate material to Borrower; and (d) Liens, the validity of which is being contested by Borrower in good faith by diligent prosecution of appropriate proceedings, provided that title insurance or other indemnity arrangements satisfactory to the Lender have stayed the effect of such Liens.

2.10 "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association or other entity.

2.11 "Registrable Shares" shall mean any shares of Common Stock owned by Lender and shares of capital stock issued to Lender in respect of any Common Stock owned by Lender during any period that such shares cannot be sold publicly by Lender without registration under the Securities Act pursuant to Section 4(1) and Rule 144(i) under the Securities Act.

2.12 "Registration" shall mean a registration of the Registrable Shares under the Securities Act pursuant to Section 6.1 or 6.2 of this Agreement.

2.13 "Registration Period" with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.

2.14 "Registration Statement" shall mean the registration statement, as amended from time to time, filed with the SEC in connection with a Registration.

2.15 "SEC" shall mean the Securities and Exchange Commission.

2.16 "Securities Act" shall mean the Securities Act of 1933, as amended. 2.17 "Securities" shall mean the Shares and the Note.

2.18 "Shares" shall have the meaning set forth above in Section 1 of this Agreement.

2.19 "Transfer" shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Lender that;

3.1 The Company was duly incorporated in the State of Nevada and has the corporate power and authority to enter into and perform the obligations imposed by this Agreement. The execution and performance of this Agreement has been duly authorized by all necessary corporate proceedings.

3.2 The execution and delivery of this Agreement will not conflict with, result in a breach of any provision of, or constitute a default (or an event which would constitute a default upon the giving of any required notice or upon a lapse of time) under the Company's Certificate of Incorporation, By-laws, or the provisions of any agreement, contract or administrative order, consent decree or other instrument to which the Company is a party.

3.3 This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and upon Issuance, the Note will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

3.4 The Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

SECTION 4
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LENDER

Lender represents and warrants to, and agrees with, the Company as follows:

4.1 Lender is acquiring the Shares, and the Note, for Lender's own account, for investment purposes only and not with a view to distribute the Securities in violation of the Securities Act.

4.2 Lender is an "accredited investor" as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act.

4.3 Lender is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities.

4.4 Lender understands that the issuance and sale of the Shares to Lender has not been, and the issuance and sale of the Note to Lender will not be, registered under the Securities Act or under any state securities laws. Lender is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on Transfer of the Securities may result in Lender being required to hold the Securities for an indefinite period of time.

4.5 Lender understands that an investment in the Securities involves a high degree of risk, and Lender has the financial ability to bear the economic risk of this investment in the Securities, including a complete loss of such investment.

4.6 Lender understands that the certificate(s) evidencing the Shares will contain the following legend (or a substantively similar legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

SECTION 5
ISSUANCE OF COMMON STOCK AND PROMISSORY NOTE

5.1 In consideration for the Funding, the Company shall issue a Promissory Note ("Note") for the repayment of all sums advanced by Lender and shall issue to Lender Eleven Million (11,000,000) shares of Company Common Stock (the "Stock").

5.2 The Note shall be secured by a Security Agreement, granting to the Lender collateral consisting of all elements and all rights connected with the Somers Project.

5.3 The Note shall provide for a cash return ("Cash Return") to Lender of $150,000 on the first $300,000 and twenty-five percent (25%) of all additional monies advanced by Lender over the initial $300,000.

5.4 In order to secure the Cash Return, Crisnic shall participate in the "Gross Book Receipts" in the Somers Project as set forth below. "Gross Book Receipts" as used herein shall mean any and all proceeds received directly or indirectly by Red Rock from the distribution and exploitation of the Somers Project in all outlets worldwide without offset or deduction of any kind. Payments from "Gross Book Receipts" shall occur in the following order:

5.4.1 First, payment of costs incurred to purchase media, cost of goods, talent and product royalties, shipping costs, customer service, telemarketing, credit card fees, returns and charge backs;

5.4.2 Second, from 100% of all remaining Gross Book Receipts ("Gross Profits"), 100% will be paid to Crisnic until Crisnic recoups the initial $300,000 principal. Thereafter, 50% of all remaining Gross Profits will be paid to Crisnic until Crisnic recoups; (i) the $150,000 cash return on the initial $300,000 principal and; (ii) all additional monies advanced by Lender over the initial $300,000, with cash return thereon at Twenty-Five Percent (25%) ( collectively the "Crisnic Recoupment").

5.4.3 Third, after Crisnic Recoupment, Crisnic shall receive Twenty-Five Percent (25%) of Gross Profits in perpetuity.

SECTION 6
REGISTRATION RIGHTS,

6.1 Demand Registration. Within 60 days of written request from Lender at any time, the Company shall prepare and file with the SEC a Registration Statement for the purpose of registering the sale by Lender of the Registrable Shares under the Securities Act, and shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 days of the date of filing. Lender may not submit any demand requests to the Company once the two Registration Statements filed pursuant to demand requests by the Company have become effective. Once a Registration Statement has become effective, the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest of (a) the date upon which all the Registrable Shares have been disposed of pursuant to the Registration Statement, and (b) the date upon which all of the Registrable Shares then held by Lender may be sold under the provisions of Rule 144. Notwithstanding the foregoing, the Company may defer filing the Registration Statement for up to sixty (60) additional days if a Blackout Event exists at the time of the demand request or prior to the filing of the Registration Statement.

6.2 Piggyback Registration. Unless the Registrable Shares are then included in a Registration Statement, if the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock for cash (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), the Company will give written notice to Lender and will include in such Registration Statement any of the Registrable Shares which Lender may by written notice request be included within ten (10) days after the notice given by the Company to Lender; provided, however, that if the public offering is to be firmly underwritten, and the representative of the underwriters of the offering refuses in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons. If the Company decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform Lender, and the Company will not be obligated to complete the registration of the Registrable Shares included therein.

6.3 Certain Covenants. In connection with any Registration:

The Company shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), subject to Section 6.4, the Company shall file with the SEC a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that, as thereafter delivered to a purchaser of the Registrable Shares from Lender, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.3.1 The Company shall promptly notify Lender upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof:(a) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (b) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

6.3.2 The Company shall furnish to Lender with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Lender may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Lender pursuant to the Registration Statement.

6.3.3 The Company shall bear and pay all expenses incurred by it in connection with the registration of the Registrable Shares pursuant to the Registration Statement, including without limitation filing and registration fees, legal and accounting fees, and printing costs. Lender shall be responsible for all underwriting discounts and brokerage commissions in connection with the sale of Registrable Shares pursuant to the Registration Statement.

6.3.4 As a condition to including Registrable Shares in a Registration Statement, Lender must provide to the Company such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Registrable Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Lender must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.

6.3.5 Following the effectiveness of the Registration Statement, upon receipt from the Company of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Lender will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement until the Company notifies Lender that it may resume sales of Registrable Shares and, if necessary, provides to Lender copies of the supplemental or amended prospectus.

6.4 Blackout Event. The Company shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than ninety (90) days.

6.5 Company Indemnification. The Company agrees to indemnify and hold harmless Lender, and its officers, directors and agents, and each person, if any, who controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (a) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws, (b) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (c) caused by any omission or alleged omission in the Registration Statement to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Lender or on Lender's behalf expressly for use therein; provided, however, that the Company shall have no indemnification obligation in connection with any sale by Lender of Registrable Shares pursuant to the Registration Statement or if Lender fails to deliver the then current prospectus in connection with such sale or delivers a prospectus that had been amended, supplemented or superseded.

6.6 Lender Indemnification. Lender agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Lender, but only with respect to information furnished in writing by Lender or on Lender's behalf expressly for use in any Registration Statement relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

6.7 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Lender, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

6.8 Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 6 and (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

SECTION 7
MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by United States first class, registered or certified mail, addressed to the following addresses:

If to the Company:

Red Rock Pictures Holding Corporation
6019 Olivas Park Drive, suite C
Ventura, CA 93003
Attention: Reno Rollé

If to Lender:

Crisnic Fund, SA
c/o Lexperts, SA
ConHotel Office Center Office 5 Sabana Norte
San Jose, Costa Rica

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

7.2 Entire Agreement. This Agreement and the Note contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement,- and any and-all prior discussions, negotiations, commitments and understandings, whether oral or otherwise related to the subiect matter of this Agreement are hereby merged herein.

7.3 Successors. This Agreement shall be binding upon and inn e to the benefit of the parties to this Agreement and their respective successms, heirs and personal representatives.

7.4 Waiver and Ant. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement

7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

7.6 Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

7.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a pdf format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or "pdf' signature page were an original thereof.

7.8 Dispute. In the event any dispute surrounding this Agreement shall arise between the parties, it shall be resolved by binding arbitration in the Republic of Costa Rica. The language for any such arbitration proceeding shall be English.

IN WITNESS WHEREOF, the Company and Lender have duly executed this Securities Purchase Agreement as of the day and year first above written.

The Company		Lender

RED ROCK PICTURES HOLDINGS, INC.		CRISNIC FUND, SA

By:	/s/ Reno Rollé	By:	/s/ Anthony Gentile
	Reno Rollé, CEO		Anthony Gentile, President

4-29-11

EXHIBIT A

[insert Secured Promissory Note]